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                                                                 EXHIBIT 3-B


                                    BY-LAWS

                                       of

                                COTTER & COMPANY
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                                    BY-LAWS
                                       OF
                                COTTER & COMPANY

                  as amended and restated through June 1, 1993


                                   ARTICLE I
                                    OFFICES

SECTION 1. OFFICE IN DELAWARE. The registered office of the Corporation in the State of Delaware shall be located at No. 1209 Orange Street in the City of Wilmington, County of New Castle.

SECTION 2. ADDITIONAL OFFICES. The principal office of the Corporation in the State of Illinois shall be located at 2740 North Clybourn Avenue in the City of Chicago, County of Cook. The Corporation may have such other office or offices within or without the State of Illinois as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the Stockholders for the election of directors shall be held at such location, within or without the State of Delaware, as the Board of Directors may from time to time designate. Meetings of Stockholders for any other purpose may be held at such place, within or without the State of Delaware, and time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

SECTION 2. DATE OF ANNUAL MEETING. An annual meeting of Stockholders shall be held on the first Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which the Stockholders shall elect by ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting shall be served upon or mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten (10) days prior to the meeting.

SECTION 4. LIST OF STOCKHOLDERS. At least ten (10) days before every election of directors, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open at the place where the election is to be held for said ten
(10) days to the examination of any Stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by Certificate of Incorporation, may be called by the chairman of the board with the approval of a majority of the Board of Directors, or may be called by the president, and shall be called by the president, or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning at least ten percent (10%) of the shares of voting stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting of Stockholders, stating the time and place and object thereof, shall be served upon or mailed, at least twenty (20) days before such meeting, to each Stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

SECTION 7. BUSINESS AT SPECIAL MEETINGS. Business transacted at all special meetings shall be confined to the objects stated in the call.
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SECTION 8.  QUORUM; ADJOURNMENTS.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 9. VOTING; PRE-EMPTIVE RIGHTS. At any meeting of the Stockholders every Stockholder of record having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. In all elections of directors every Class A Common Stockholder shall be entitled to as many votes as shall equal the number of its Class A Common Shares multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as such Stockholder may see fit, which right, when exercised, shall be termed "cumulative voting."

Except as provided in Article FOURTH of the Certificate of Incorporation, no holder of any class of stock of the Corporation shall have any pre-emptive or preferential right to subscribe to or purchase any shares of stock of the Corporation or shares or securities of any kind, either convertible into or evidencing the right to purchase any shares of stock of the Corporation, other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine.

SECTION 10. INFORMAL ACTION OF STOCKHOLDERS. Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, the meeting and vote of Stockholders may be dispensed with if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  ARTICLE III
                                   DIRECTORS

SECTION 1. NUMBER; TERM. The number of directors which shall constitute the whole board shall be not less than nine nor more than fifteen. The directors shall be divided into three classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole board. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the Stockholders to serve for a term of three years, except as provided in section 4 of this ARTICLE, so that the term of office of one class of directors shall expire in each year, and each director shall hold office for the term elected and until a successor shall be elected and shall qualify, except in the event of death, resignation, disqualification or removal of a director where termination shall be immediate. Except in the case of executive officers of the Corporation, no person first elected or first appointed to the Board of Directors on or after July 1, 1984 shall be eligible to be elected or appointed as a director at any time if such person has already served as a director for three elected terms of three years. The third elected term of three years shall not be considered as served if at any time during that third term a director is elected and serves as chairman of the board. Any period of time for which a director has served in such capacity to fill an unexpired term created by a vacancy on the board prior to being elected to a three- year term as a director shall not be taken into consideration in determining the maximum period for which such person is eligible to serve as a director. An executive officer of the Corporation shall be eligible for election or re-election or appointment as a director at any time without regard to the period of time during which such executive officer has previously served as a director.





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SECTION 2.  CHAIRMAN OF THE BOARD.  The Board of Directors, by majority vote, shall annually elect a chairman of the board. Each chairman elect's term shall commence as the first order of business at the meeting of the Board of Directors immediately following the annual Stockholders' meeting, and the presiding chairman's term shall end at that time. The chairman of the board shall preside at all meetings of the Stockholders and directors and shall be ex-officio a member of all standing committees. The chairman shall consult with the Corporation's officers on matters of concern, particularly when such matters arise in periods between meetings of the Board of Directors, and in general shall perform all duties incident to the position of chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time. A chairman shall serve a maximum of three full terms, except that in unusual circumstances the Board of Directors may by twelve votes of directors present at a meeting, or, if less than twelve directors are in office or are present, by unanimous vote of those present elect a board member to a fourth term as chairman.

SECTION 3. PLACE OF MEETINGS. The directors may hold meetings and to the extent permitted by law keep the books of the Corporation outside of Delaware, at such places as they may from time to time determine.

SECTION 4. VACANCIES. If any vacancies occur in the Board of Directors, caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced.

SECTION 5. GENERAL POWERS. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the Stockholders.

SECTION 6. HONORARY DIRECTORS. The Board of Directors may from time to time by two-thirds majority vote and in recognition of distinguished and meritorious service tendered to the Corporation, elect to the office of honorary director any Stockholders or former directors of the Corporation. The term of office of an honorary director shall be for a period of three years, provided, however, that such term shall expire immediately in the event such honorary director shall cease to be a Stockholder of the Corporation. Persons holding the office of honorary director shall, during their respective terms of office, be privileged to attend meetings of the Board of Directors for the purpose of making their advice and counsel available to the board in the management of the affairs of the Corporation, but honorary directors shall not be entitled to vote or have any other duties or responsibilities of directors of the Corporation.

SECTION 7. FIRST MEETING. The first meeting of each newly elected board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the Stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

SECTION 8. REGULAR MEETING. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

SECTION 9. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman or the president or any three (3) directors on five (5) days' notice to each director, either personally, by telephone, by any electronic communication, or by mail. Special meetings shall be called by the chairman or the president or secretary in like manner and with like notice on the written request of four (4) directors. Special board meetings may take place by any means through which all participating directors can hear each other, when properly called.

SECTION 10. QUORUM. At all meetings of the board a majority of the directors then in office and entitled to vote shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be





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otherwise specifically provided by statute or by the Certificate of
Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 11. AGENDAS AND MINUTES. Agendas for all regular meetings shall be mailed at least ten (10) days before the date of each such meeting. Any director wishing to put an item on the agenda should have it in the chairman's office fifteen (15) days before the meeting. Minutes of each meeting of the Board of Directors shall be mailed to all directors and officers no later than twenty-one (21) days following such meeting. They shall be attested to by the chairman and the secretary.

SECTION 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board a fixed fee and expenses of attendance may be allowed; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 13. COMMITTEES. The Board of Directors may by resolution or resolutions passed by a majority of the entire board designate one or more committees, each committee to consist of three or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the Membership of, or to dissolve any committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV
                                    NOTICES

SECTION 1. FORM; DELIVERY. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by telephone, by any electronic communication, or by mail addressed to such director or Stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus delivered, conveyed by telephone call, entered into the electronic process or mailed.

SECTION 2. WAIVER. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the directors and shall be a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

SECTION 2. APPOINTMENT OF OFFICERS. The Board of Directors at its first meeting after each annual meeting of Stockholders shall choose a president, and one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.





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SECTION 3.  OTHER OFFICERS AND AGENTS.  The board may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 4. SALARIES. The salaries of all officers of the Corporation under contract shall be fixed by the Board of Directors.

SECTION 5. TENURE AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors, with or without cause, and without prejudice to any of such officer's contract rights. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

SECTION 6. PRESIDENT. The president shall perform all duties incident to the office of president and such other duties as shall from time to time be assigned to him by the Board of Directors. The president shall exercise all the powers and discharge all the duties of the chairman of the board during the latter's absence or inability to act. The president shall have power to sign certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 7. VICE PRESIDENTS. The vice presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 8. SECRETARY. The secretary shall attend all sessions of the board and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or president, under whose supervision the secretary shall act. The secretary shall keep in safe custody the seal of the Corporation and, when authorized, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the secretary or treasurer, or an assistant secretary.

SECTION 9. ASSISTANT SECRETARIES. The assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 10. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designate by the Board of Directors.

The treasurer shall disburse the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, checks, money and other property of whatever kind in the treasurer's possession or control belonging to the Corporation.

SECTION 11. ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors shall prescribe.





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                                   ARTICLE VI
               CERTIFICATES OF STOCK AND CERTAIN QUALIFICATIONS,
                 LIMITATIONS AND RESTRICTIONS OF CAPITAL STOCK

SECTION 1. STOCK CERTIFICATES. The certificates of stock of the Corporation shall be consecutively numbered and shall be entered on the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class of stock. If any stock certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officer may be by facsimile.

SECTION 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. TRANSFER OF SHARES. Subject to the qualifications, limitations and restrictions set forth in the Certificate of Incorporation and these By-Laws, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of Stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of Stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of Stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.





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SECTION 6.  REDEMPTION OF STOCK.

            (A) MANDATORY REDEMPTION. Upon termination of a Member Agreement (as referred to in ARTICLE VII hereof) for any reason whatsoever, the Stockholder shall sell to the Corporation and the Corporation shall redeem from the Stockholder all of its Stockholder's capital stock in the Corporation for the book value thereof upon the terms and conditions set forth in section 7 of this ARTICLE VI.

            (B) OPTIONAL REDEMPTION BY BOARD. Whenever the Board of Directors shall by the affirmative vote of two-thirds or more of the directors then in office decide that it is in the best interests of the Corporation that any Stockholder shall cease to be associated with the Corporation in that capacity, the Corporation shall have the right, upon written demand addressed to such Stockholder at the address as shown on the books of the Corporation, to purchase all (but not less than all) of such Stockholder's shares of capital stock of the Corporation at a price equal to the book value of the capital stock.

            (C) NOTICE OF REPURCHASE RIGHTS. The right or obligation of purchase or redemption hereby reserved to the Corporation may be stated in the subscription agreement under which the Corporation's stock is sold, in the Member Agreement and on any stock certificates.

            (D) REPURCHASE RIGHTS NOT EXCLUSIVE. The right or obligation of purchase or redemption provided for in this section 6 of ARTICLE VI of the By-Laws is in addition to, and not in derogation of, the rights reserved to the Corporation by the provisions of ARTICLE FOURTH of the Certificate of Incorporation and any other rights to repurchase, redeem or otherwise acquire its stock that the Corporation may now have or ever obtain.

SECTION 7. MECHANICS, TERMS AND CONDITIONS OF REDEMPTION. Any purchase or redemption of shares of stock of this Corporation made pursuant to these By-Laws or the Certificate of Incorporation, unless expressly provided otherwise, shall proceed as follows:

            (A) TERMINATION OF RIGHTS AND PRIVILEGES AS STOCKHOLDER. Upon the effective date of the termination of a Member Agreement or upon the date of exercise of any option to repurchase or redeem stock or upon such other date set by these By-Laws, the Certificate of Incorporation, or the Member and this Corporation, whichever shall be appropriate in the circumstances, all of this Corporation's stock owned by such Stockholder (hereinafter referred to as "Terminated Stockholder") shall be deemed to be and shall be and become the property of this Corporation; from and after such date all rights and privileges incident to the ownership of the shares (including but not limited to the right to dividends thereon) shall cease, except only the right to receive the purchase price (as hereinafter provided) plus a sum equal to any dividends declared but unpaid at said date and accrued Patronage Dividends for the relevant year or portion thereof (to be paid in the manner provided for payment of all Patronage Dividends) all without interest and subject to the Corporation's liens and right of setoff. The Terminated Stockholder shall promptly remit any certificates duly endorsed in blank or with stock powers.

            (B) PAYMENT OF REDEMPTION PRICE. Immediately upon receipt of properly endorsed certificates representing all of a Terminated Stockholder's stock of the Corporation, the Corporation shall remit the redemption price to the Terminated Stockholder in the following manner:

                 (i) Cash equal to the book value of Terminated Stockholder's Class A Common Stock reduced by the amount of any lien or setoff to which the Corporation may be entitled; and

                 (ii) A note in face amount equal to the book value of Terminated Stockholder's Class B Common Stock. The note shall be payable in five (5) equal annual installments of principal, the first of which shall be due on the December 31 next following termination of the Terminated Stockholder's rights and privileges as a Stockholder (as provided in section 7(a) of this Article VI) and shall bear interest payable with the installments of principal from the date of the note at the rate per annum borne by the issue of this Corporation's Promissory (Subordinated) Notes distributed as Patronage Dividends most recently distributed prior to the date of the note. The note shall be dated as of the date upon which the Terminated Stockholder's rights as a Stockholder terminated (as





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            provided in section 7(a) of this Article VI) and shall be subject to the right of setoff in favor of the Corporation as provided in
            Article VII, section 4.

            (C) LEGAL AVAILABILITY OF FUNDS. Should the funds of the Corporation legally available for such purpose be insufficient for immediate payment of all or any part of the redemption price, an agreement for purchase and sale of the stock shall be executed by the Corporation and the Terminated Stockholder pursuant to which the Corporation shall unqualifiedly undertake to pay all or the balance, as the case may be, of the redemption price as soon as funds are legally available for that purpose and further that no dividends or Patronage Dividends shall be declared and paid or set apart for payment to Members until after payment to the Terminated Stockholder of the full purchase price for such stock.

            (D) BOOK VALUE. The term "book value" as applied to any shares of Class A Common Stock or Class B Common Stock shall mean the value, determined in accordance with generally accepted accounting principles, of such shares as shown by the last available year-end balance sheet of the Corporation, reported on by the Corporation's certified public accountants, after eliminating therefrom all value for goodwill, other intangible assets and that portion of retained earnings that has been specifically appropriated by the Board of Directors.

            (E) HARDSHIP. Notwithstanding the provisions of Paragraph 7(b) of this Article VI, the Board of Directors in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause payment in cash for all or part of the redemption price which would otherwise be paid by a note if the Board of Directors determines that the prescribed method of payment imposes an undue hardship upon the Terminated Stockholder. The Board of Directors may implement this provision by adopting hardship guidelines and delegating authority to an officer or officers.

            (F) LIEN ON STOCK AND NOTES. The Corporation shall have a lien on, and a right of setoff against, any stock or notes, including those issued as Patronage Dividend and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall patronage dividend payable in any year for such indebtedness of the Terminated Stockholder to the Corporation as may, for whatever cause, exist. In the event that the Corporation initiates proceedings to recover amounts due it by the Terminated Stockholder, the Corporation shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees.

                                  ARTICLE VII
                               MEMBER AGREEMENTS

SECTION 1. CORPORATE PURPOSE. The Corporation shall be organized and operated on a cooperative basis for the benefit of the holders of shares of its Class A Common Stock (who are its Members).

SECTION 2. GENERAL TERMS. As a condition of Membership every prospective Member shall enter into a contract (the "Member Agreement") with this Corporation that shall contain such terms, conditions and agreements as the officers of this Corporation shall deem necessary or desirable or as shall be required hereunder, pursuant to the Certificate of Incorporation or these By-Laws, or pursuant to direction of the Board of Directors. The Member Agreement shall not be assignable, or transferable, in any manner whatsoever, without the express written consent of the Corporation and shall contain, without limitation, the following terms and provisions:

            (a) An express consent by the Member to the tax treatment and effects specified in section 2(b) of Article VIII hereof;

            (b) A requirement that Member establishes and maintains a retail store in which to sell merchandise;

            (c) A requirement that the Member notify the Corporation in writing immediately upon any change in business name, form of organization (proprietorship, partnership, corporation or whatever), ownership or control;





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
            (d) A requirement that the Member purchase qualifying shares of the Corporation (as referred to in Article XI of these By-Laws) pursuant to a subscription agreement; and

            (e) Automatic modification of the Member Agreement upon notice by the Corporation to the Member of any relevant changes in the Certificate of Incorporation or By-Laws or current form of Member Agreement approved by a two-thirds vote of the Board of Directors then in office.

SECTION 3. IMMEDIATE TERMINATION FOR BREACH OF MEMBER AGREEMENT. The president or a vice president of the Corporation shall have the right to immediately terminate any Member Agreement existing between the Corporation and any Member by written notice to the Member, in the event and at the time or after the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or breaches any obligation or condition under the Member Agreement, which breach is not cured within ten (10) days after the Member's receipt of written notice of such breach from the Corporation.

SECTION 4. OTHER TERMINATION. In addition to other methods of terminating the Member Agreement (together with any ancillary agreements between the Corporation and the Member) between a Member and the Corporation, any such agreement may be terminated as follows:

            (A) BY MEMBER. Such Agreement may be terminated unilaterally by a Member upon sixty (60) days written notice mailed to any executive officer of the Corporation at the Corporation's principal office.

            (B) BY CORPORATION. Such Agreement may be terminated unilaterally by the Corporation upon sixty (60) days written notice mailed to the Member at the address shown on the books of the Corporation; provided, however, that such termination by the Corporation shall occur after affirmative vote of two-thirds or more of the directors then in office that such termination is in the best interest of the Corporation. Without limiting the generality of the foregoing, the following events shall be deemed to create situations in which it is prima facie in the best interests of the Corporation to terminate such agreement:

                 (i)  death or incapacity of an individual Member;

                 (ii) change in the nature or composition of Membership of a sole proprietorship, partnership, joint venture or corporate Member; and

                 (iii) change in control or management of a corporate or partnership Member.

In the event a Member changes a sole proprietorship, partnership or joint venture to a corporate form, where the Corporation has agreed to accept the corporate successor-in-interest as a Member, then the Member shall sell, transfer or otherwise assign to such successor-in-interest all shares of stock of this Corporation owned by such Member. Such shares shall remain subject to the Corporation's liens and right of setoff and all other rights provided for in the Certificate of Incorporation and the By-Laws.

SECTION 5. MECHANICS OF SETOFF. Notes issued by the Corporation, whether issued incidental to the distribution of Patronage Dividend or to the redemption of Class B Common Stock, shall provide that if the Corporation exercises its right of setoff, the value of the note to be setoff against the holder's indebtedness to the Corporation or one of its subsidiaries shall be determined at the time of setoff as follows: The Corporation shall have the right to discount the note to its then current cash value, which shall be in the lesser of the face amount of the note or the yield to maturity of the note as discounted at a rate per annum equal to the prime rate at the time of setoff at the Harris Trust and Savings Bank, Chicago, Illinois, plus two percentage points.

                                  ARTICLE VIII
                              PATRONAGE DIVIDENDS

SECTION 1. PAYMENT OF PATRONAGE DIVIDENDS. The Corporation shall distribute Patronage Dividends to Members annually on the basis of the volume of and margins applicable to merchandise and/or services purchased by each Member, which equal the excess (if any) of gross margins from business done with or for Members, after deducting therefrom the following:

            (a)  Expenses directly or indirectly related to such business;

            (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles;

            (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, (including deficits from business other than business done with or for Members).

Any amount set aside for reserves shall first be set aside from net earnings, if any, of the Corporation from business other than business done with or for Members, and only the excess shall be deducted from gross margins from business done with or for Members in the computation described above.

The amounts set aside for reserves in any year from gross margins of the Corporation from business done with or for Members shall be allocated, to the extent possible, to Members on the books of the Corporation on a patronage basis for that year, or, in lieu thereof, the books or records of the Corporation shall afford a means of doing so at any time, so that in the event of a distribution of amounts formerly carried in reserves each Member may receive, to the extent possible, Member's pro rata share thereof.

SECTION 2.

            (A) METHOD AND TIMING OF PAYMENT. The Patronage Dividend to which Stockholder-Members ("Members") become entitled for each fiscal year shall be distributed no later than the fifteenth day of the ninth month following such fiscal year. The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend, be paid in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

            (B) TAX TREATMENT OF PATRONAGE DIVIDEND BY MEMBERS. Each person who is a Member of the Corporation on the effective date of this section 2(b) of this ARTICLE VIII of the By-Laws and continues as a Member after such date and each person who becomes a Member of the Corporation after such effective date shall, by such act alone, consent and be deemed to have consented that the amount of any distributions with respect to the Member's patronage which are made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by the Member from the Corporation, will be taken into account by the Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by the Member. This consent, however, shall not extend to written notices of allocation received by the Member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the Promissory (Subordinated) Notes, the shares of Class B Common Stock, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the Member, a notice of credit to the account of the Member on the books of the Corporation (against stock subscription or any other indebtedness as the Corporation may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Corporation in payment, or part payment of the Patronage Dividends. The stated dollar amount of the Promissory (Subordinated) Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the book value thereof.

SECTION 3. ISSUANCE OF CLASS B COMMON STOCK. In order to ensure the Corporation's opportunity for healthy growth and expansion and in order to meet the corresponding needs for additional working capital the following plan for the investment by Members of part of the Patronage Dividend shall, subject to modification or termination by the Board of Directors, be in effect:

            (A) ANNUAL ISSUANCE. With respect to the Patronage Dividend payable for each fiscal year, the Corporation may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Corporation during such fiscal year, in shares of Class B Common Stock of the Corporation at the book value thereof; provided, however, that at least twenty percent (20%) of such Member's Patronage Dividend shall be paid in money or by qualified check.

SECTION 4. PROMISSORY (SUBORDINATED) NOTES. Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this
ARTICLE VIII, the Corporation may pay each Member all or any portion of the annual Patronage Dividend in Promissory (Subordinated) Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than seven
(7) years from the date of issuance. The Promissory (Subordinated) Notes so issued may be subordinated to any liabilities or obligations of the Corporation, existing, contingent or created after date of issuance. The Corporation shall have a lien upon and a right of setoff against any said Promissory (Subordinated) Notes issued to a Member to secure payment of any indebtedness due the Corporation or any of its subsidiaries by the Member; such lien and right are in addition to and not in lieu of any rights the Corporation may have to collect indebtedness due it as the Board of Directors may specify at the issuance of any series of such Notes.

SECTION 5. HARDSHIP. If, upon application by a Member, the Board of Directors shall determine that payment of such Member's Patronage Dividend for any year by the method herein provided or prescribed by the Board of Directors imposed an undue hardship upon such Member, the Board of Directors, in its discretion and with due regard for the financial condition and requirements of the Corporation, may authorize and cause the payment of all or any additional part of such Patronage Dividends in cash. The Board of Directors may implement this provision by adopting hardship guidelines and delegating authority to an officer or officers.

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared out of gross margins of the Corporation, other than gross margins from business done with or for Members, after deducting therefrom all expenses directly or indirectly allocable thereto, by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, Promissory (Subordinated) Notes, or shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting and when called for by vote of the Stockholders at any special meeting of the Stockholders, a full and clear statement of the business and conditions of the Corporation.

SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such person or persons as the Board of Directors may from time to time designate.

SECTION 4. FISCAL YEAR. The fiscal year shall begin the first Sunday closest to December 31, whether that day falls in December or in January.

SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE X
                               BY-LAW AMENDMENTS

SECTION 1. BY-LAW AMENDMENTS. These By-Laws may be altered or repealed at any annual meeting of the Stockholders or at any special meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the Board of Directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of time or place of the meeting for the election of directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each Stockholder in person or by letter mailed to the Stockholder's last known post office address at least twenty (20) days before the meeting is held.

                                   ARTICLE XI
                       QUALIFYING SHARES OF CAPITAL STOCK

SECTION 1. QUALIFYING SHARES. The unit ownership of Class A Common Stock shall consist of ten (10) shares and no person shall be deemed to be a Stockholder of the Corporation or shall exercise any of the rights of a Stockholder until such person has become the holder of record of ten (10) fully paid and nonassessable shares of said Class A Common Stock, $100 par value.

                                  ARTICLE XII
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

SECTION 1.  INDEMNIFICATION.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

           (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1(a) or (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection therewith.

            (d) Any indemnification under Paragraphs 1(a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Paragraphs 1(a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, and a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (iii) by the Stockholders.

            (e) Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

            (f) The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of Stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article, both as to action in its official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 2. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity, or arising out of its status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.




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